Exhibit 23

                AMOCO FOAM PRODUCTS COMPANY

                CHIPPEWA FALLS SAVINGS PLAN

         _________________________________________

             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-55748 of the Amoco Foam Products Company Chippewa Falls Savings Plan of our report dated June 14, 1996, appearing in this Form 11-K.





PRICE WATERHOUSE LLP

Chicago, Illinois
June 14, 1996